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VENABLE, BAETJER AND HOWARD, LLP
Including professional corporations

1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland 21201-2978
(410)244-7400, Fax (410)244-7742








February 28, 1996



Gabelli Capital Series Funds, Inc.
One Corporate Center
Rye, New York  10580

		Re:	Rule 24f-2 Notice

Ladies and Gentlemen:

		We understand that Gabelli Capital Series Funds, Inc., a Maryland corporation (the "Corporation"), is about to file a Rule 24f-2 Notice with the Securities and Exchange Commission (the "Commission") pursuant to Rule 24f-2 under the Investment Company
Act of 1940, as amended, making definite the registration of 2,907,580 shares, par value $.001 per share, of the Corporation's Gabelli Capital Asset Fund Common Stock (the "Shares"), sold pursuant to Rule 24f-2 during the Corporation's fiscal year ended December 31, 1995.

		We have acted as special Maryland counsel for the Corporation since its organization and are familiar with its Charter and Bylaws. We have examined the Rule 24f-2 Notice and the Prospectus and Statement of Additional Information included in the Corporation's Registration Statement on Form N-1A, as amended (the "Prospectus"). We have also examined and relied upon such corporate records of the Corporation and other documents and certificates as to factual matters as we deem necessary for the purpose of this opinion, including a certificate of the Treasurer of the Corporation to the effect that the Corporation or its authorized agent received the authorized payment for the Shares, that the Shares were issued in accordance with the terms described in the Prospectus, and that the number of Shares outstanding during fiscal 1995 did not exceed at any time the number of shares of the Gabelli Capital Asset Fund authorized in the Corporation's Charter.

		We have also assumed, without independent verification, the genuineness of signatures on, and the authenticity of, all documents furnished to us and the conformity of copies to the originals.

		Based upon the foregoing, we are of the opinion that:

		1.	The Corporation is a duly organized and validly
existing corporation under the laws of the State of Maryland; and

		2.	The Shares of the Corporation's Gabelli Capital
Asset Fund covered by the Rule 24f-2 Notice, when issued, were validly and legally issued and fully paid and nonassessable under the laws of the State of Maryland.

		This letter expresses our opinion as to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

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VENABLE
ATTORNEYS AT LAW



Gabelli Capital Series Funds, Inc.
February 28, 1996
Page 2



		We consent to the filing of this opinion with the Commission in connection with the filing of the Corporation's Rule 24f-2 Notice for the fiscal year ended December 31, 1995. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

			Very truly yours,


			/s/ Venable, Baetjer and Howard, LLP



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